Exhibit 99.1

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended March 31, 2012

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended March 31, 2012
This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND
Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier office properties, property development and redevelopment, and investment and property management activities.
Our Property Portfolio
Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of March 31, 2012, we own interests in and asset manage 20 operating properties with 11.0 million rentable square feet and provide leasing, asset and/or property management services on behalf of third parties for an additional five operating properties with 2.7 million rentable square feet.
Our Investment Management Platform
Our sponsorship of partnerships and joint ventures provides us with additional institutional capital for investment as well as the opportunity to earn fees for asset management, property management, leasing and other services, as well as possible carried interest or promote fees.
TPG/CalSTRS, LLC (“TPG/CalSTRS”) is a value-add/core-plus joint venture with the California State Teachers’ Retirement System (“CalSTRS”), which has total capital commitments of $511.7 million of which $24.0 million and $13.6 million is currently unfunded by CalSTRS and us, respectively. This joint venture, in which our operating partnership, Thomas Properties Group, L.P. (“TPG”), is the managing member, currently owns six office properties. The joint venture also holds a 25% interest in a separate joint venture which owns an additional ten office properties in Austin, Texas.
Estimated Net Asset Value Workbook (NAV Workbook)
Along with this Supplemental Financial Information, we are making available an NAV Workbook to facilitate the calculation of an estimated Net Asset Value (NAV) per share for TPGI. The NAV Workbook (in the form of a Microsoft Excel file) can be found on our website, www.tpgre.com, in the Supplemental Financial Information section of the Investor Relations tab. The NAV Workbook presents information from this Supplemental Financial Information, and allows the insertion of capitalization rates and multiples which are used to calculate an estimated NAV for specific portion of our business. These calculations are then summarized in the NAV Workbook to show the resulting NAV per share as of March 31, 2012.
Current Events
Dispositions:
In January 2012, we completed the sale of Brookhollow Central I, II and III in Houston, Texas, a TPG/CalSTRS joint venture property. TPG/CalSTRS received proceeds from this transaction of $30.6 million, after closing costs and repayment of mortgage debt, of which TPG's share was $7.7 million.
In January 2012, we completed the sale of a 4,800 square foot retail building at Four Points Centre in Austin, Texas. TPG received proceeds from this transaction of $1.1 million, after closing costs.

Thomas Properties Group, Inc.
Supplemental Financial Information
OPERATING AND FINANCIAL INFORMATION
Financial Measures
This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations and financial condition. Along with net income, we use three additional measures; Earnings before Depreciation, Amortization and Taxes (“EBDT”), After Tax Cash Flow (“ATCF”) and Same Property Net Operating Income ("NOI"), to report operating results. EBDT, ATCF and NOI are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results by providing useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.
Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheets
Included are pro-rata consolidated statements of operations, as well as pro-rata consolidated balance sheets, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has been conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method on pages 7 - 8 of this supplemental financial information.
Earnings Before Depreciation, Amortization and Taxes (EBDT) and After Tax Cash Flow (ATCF) and Same Property Net Operating Income (NOI)
EBDT, ATCF and Same Property NOI are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We present these financial measures under the pro-rata consolidation method to provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance measurements for our company that assist management in evaluating trends for comparative and planning purposes. Same Property NOI is considered to be an indicator of the performance of our operating properties and is not a performance measurement of the operations of the Company. Our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.
See page 9 for a discussion of EBDT and a reconciliation of EBDT to net income (loss), page 10 for a discussion of ATCF and a reconciliation of ATCF to net income (loss) and pages 15 and 16 for a discussion of Same Property NOI and a reconciliation of Same Property NOI to Pro-Rata NOI.

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three months ended
	March 31,
	2012	2011
Revenues:
Rental	$7,846	$7,312
Tenant reimbursements	5,421	6,329
Parking and other	740	802
Investment advisory, management, leasing and development services	931	811
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,102	4,661
Reimbursement of property personnel costs	1,511	1,532
Condominium sales	919	480
Total revenues	21,470	21,927
Expenses:
Property operating and maintenance	6,264	6,587
Real estate and other taxes	1,920	1,887
Investment advisory, management, leasing and development services	2,994	3,029
Reimbursable property personnel costs	1,511	1,532
Cost of condominium sales	672	334
Interest	4,238	4,664
Depreciation and amortization	3,510	3,393
General and administrative	4,239	3,930
Total expenses	25,348	25,356
Interest income	5	13
Equity in net income (loss) of unconsolidated real estate entities	(22)	(694)
Income (loss) before income taxes and noncontrolling interests	(3,895)	(4,110)
Benefit (provision) for income taxes	(43)	(96)
Net income (loss)	(3,938)	(4,206)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	1,041	1,076
Partners in consolidated real estate entities	(223)	(155)
	818	921
TPGI share of net income (loss)	$(3,120)	$(3,285)
Income (loss) per share-basic and diluted	$(0.09)	$(0.09)
Weighted average common shares-basic and diluted	36,737,276	36,534,505

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED BALANCE SHEETS (in thousands)

	March 31, 2012	December 31, 2011		March 31, 2012	December 31, 2011
	(unaudited)	(audited)		(unaudited)	(audited)
ASSETS			LIABILITIES AND EQUITY
Investments in real estate:			Liabilities:
Operating properties, net	$266,170	$265,202	Mortgage and other secured loans	$288,887	$289,523
Land improvements—development properties	80,332	80,254	Accounts payable and other liabilities, net	16,966	18,172
	346,502	345,456	Unrecognized tax benefits	12,386	14,012
Condominium units held for sale	44,657	45,217	Prepaid rent and deferred revenue	3,605	3,019
Investments in unconsolidated real estate entities	530	8,834	Below market rents, net	214	259
Cash and cash equivalents, unrestricted	80,280	79,320	Obligations associated with land held for sale	—	27
Restricted cash	6,605	10,616	Total liabilities	322,058	325,012
Rents and other receivables, net	1,844	1,903
Receivables from unconsolidated real estate entities	4,057	2,918	Equity:
Deferred rents	18,627	17,866	Stockholders’ equity:
Deferred leasing and loan costs, net	11,553	12,283	Common stock	373	371
Above market rents, net	346	399	Limited voting stock	123	123
Deferred tax asset, net of valuation allowance	12,099	13,737	Additional paid-in capital	208,812	208,473
Other assets, net	8,702	3,329	Retained deficit and dividends, including $21 and $20 of
Assets associated with land held for sale	—	1,107	other comprehensive income as of March 31, 2012 and
Total assets	$535,802	$542,985	December 31, 2011, respectively	(59,155)	(55,472)
			Total stockholders’ equity	150,153	153,495
			Noncontrolling interests:
			Unitholders in the Operating Partnership	51,873	52,983
			Partners in consolidated real estate entities	11,718	11,495
			Total noncontrolling interests	63,591	64,478
			Total equity	213,744	217,973
			Total liabilities and equity	$535,802	$542,985

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)
The following are the combined statements of operations of our unconsolidated real estate entities for the three and three months ended March 31, 2012 and 2011.

	Three months ended
	March 31,
	2012	2011
Revenues:
Rental	$40,844	$40,869
Tenant reimbursements	21,168	19,776
Parking and other	7,381	6,835
Total revenues	69,393	67,480
Expenses:
Property operating and maintenance	26,942	24,871
Real estate and other taxes	8,601	8,110
Interest	25,879	24,160
Depreciation and amortization	23,097	23,384
Total expenses	84,519	80,525
Income (loss) from continuing operations	(15,126)	(13,045)
Interest income	11	15
Income (loss) from real estate held for disposition	182	(1,787)
Net income (loss)	$(14,933)	$(14,817)
TPGI share of equity in net income (loss) of unconsolidated real estate entities	$(22)	$(694)

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS
(in thousands)
(unaudited)
The following are the combined balance sheets of our unconsolidated real estate entities as of March 31, 2012 and December 31, 2011.

	March 31, 2012	December 31, 2011
ASSETS
Investments in real estate, net	$1,817,310	$1,830,868
Cash and cash equivalents, unrestricted	15,120	24,583
Restricted cash	19,215	23,450
Rents and other receivables, net	3,354	3,850
Deferred rents	82,871	82,187
Deferred leasing and loan costs, net	95,988	98,213
Other assets	5,937	5,590
Assets associated with real estate held for disposition	359	72,652
Total assets	$2,040,154	$2,141,393

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$1,683,605	$1,680,881
Accounts and interest payable and other liabilities	62,190	76,747
Below market rents, net	31,220	34,305
Liabilities associated with real estate held for disposition	1,444	42,141
Total liabilities	1,778,459	1,834,074
Equity	261,695	307,319
Total liabilities and equity	$2,040,154	$2,141,393

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)
(in thousands, unaudited)
The following are the pro-rata consolidated statements of operations of TPGI for the three months ended March 31, 2012 and 2011, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended March 31, 2012			For the three months ended March 31, 2011
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$7,846	$5,664	$13,510	$7,312	$5,647	$12,959
Tenant reimbursements	5,421	2,461	7,882	6,329	2,195	8,524
Parking and other	740	840	1,580	802	801	1,603
Investment advisory, management, leasing and development services	931	—	931	811	—	811
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,102	—	4,102	4,661	108	4,769
Reimbursement of property personnel costs	1,511	—	1,511	1,532	—	1,532
Condominium sales	919	—	919	480	—	480
Total revenues	21,470	8,965	30,435	21,927	8,751	30,678
Expenses:
Property operating and maintenance	6,264	3,276	9,540	6,587	2,832	9,419
Real estate and other taxes	1,920	1,158	3,078	1,887	1,048	2,935
Investment advisory, management, leasing and development services	2,994	—	2,994	3,029	—	3,029
Reimbursable property personnel costs	1,511	—	1,511	1,532	—	1,532
Cost of condominium sales	672	—	672	334	—	334
Interest	4,238	2,737	6,975	4,664	2,675	7,339
Depreciation and amortization	3,510	2,530	6,040	3,393	2,529	5,922
General and administrative	4,239	—	4,239	3,930	—	3,930
Total expenses	25,348	9,701	35,049	25,356	9,084	34,440
Interest income	5	1	6	13	1	14
Equity in net income (loss) of unconsolidated real estate entities	(22)	22	—	(694)	694	—
Income (loss) associated with real estate held for disposition	—	713	713	—	(362)	(362)
Income (loss) before income taxes and noncontrolling interests	(3,895)	—	(3,895)	(4,110)	—	(4,110)
Benefit (provision) for income taxes	(43)	—	(43)	(96)	—	(96)
Net income (loss)	(3,938)	—	(3,938)	(4,206)	—	(4,206)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	1,041	—	1,041	1,076	—	1,076
Partners in consolidated real estate entities	(223)	—	(223)	(155)	—	(155)
	818	—	818	921	—	921
TPGI share of net income (loss)	$(3,120)	$—	$(3,120)	$(3,285)	$—	$(3,285)

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED BALANCE SHEETS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated balance sheets of TPGI as of March 31, 2012 and December 31, 2011, including reconciliation from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	March 31, 2012			December 31, 2011
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$346,502	$173,153	$519,655	$345,456	$174,681	$520,137
Investments in unconsolidated real estate entities	530	(530)	—	8,834	(8,834)	—
Condominium units held for sale	44,657	—	44,657	45,217	—	45,217
Cash and cash equivalents, unrestricted	80,280	2,443	82,723	79,320	3,639	82,959
Restricted cash	6,605	2,517	9,122	10,616	2,453	13,069
Rents and other receivables, net	5,901	516	6,417	4,821	898	5,719
Above market rents, net	346	—	346	399	—	399
Deferred rents	18,627	9,708	28,335	17,866	9,593	27,459
Deferred leasing and loan costs, net	11,553	10,264	21,817	12,283	10,643	22,926
Deferred tax asset, net of valuation allowance	12,099	—	12,099	13,737	—	13,737
Other assets	8,702	737	9,439	3,329	692	4,021
Assets associated with real estate held for disposition	—	88	88	1,107	17,568	18,675
Total assets	$535,802	$198,896	$734,698	$542,985	$211,333	$754,318

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$288,887	$190,400	$479,287	$289,523	$190,488	$480,011
Accounts payable and other liabilities	16,966	2,808	19,774	18,172	4,901	23,073
Unrecognized tax benefits	12,386	—	12,386	14,012	—	14,012
Below market rents, net	214	2,742	2,956	259	2,990	3,249
Prepaid rent and deferred revenue	3,605	2,585	6,190	3,019	2,461	5,480
Liabilities associated with real estate held for disposition	—	361	361	27	10,493	10,520
Total liabilities	322,058	198,896	520,954	325,012	211,333	536,345
Noncontrolling interests	63,591	—	63,591	64,478	—	64,478
Total stockholders' equity	150,153	—	150,153	153,495	—	153,495
Total liabilities and equity	$535,802	$198,896	$734,698	$542,985	$211,333	$754,318

Thomas Properties Group, Inc.
Supplemental Financial Information
EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.
Reconciliation of Net Income (Loss) to EBDT:

	For the three months ended March 31, 2012				For the three months ended March 31, 2011
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net income (loss)	$(3,120)	$—	$—	$(3,120)	$(3,285)	$—	$—	$(3,285)
Income tax (benefit) provision	43	—	—	43	96	—	—	96
Noncontrolling interests - unitholders in the Operating Partnership	(1,041)	—	—	(1,041)	(1,076)	—	—	(1,076)
Depreciation and amortization	3,510	2,540	—	6,050	3,393	2,529	668	6,590
Amortization of loan costs	160	81	—	241	202	76	29	307
EBDT	$(448)	$2,621	$—	$2,173	$(670)	$2,605	$697	$2,632
TPGI share of EBDT (1)	$(335)	$1,958	$—	$1,623	$(501)	$1,947	$521	$1,967

EBDT per share - basic				$0.04				$0.05
EBDT per share - diluted				$0.04				$0.05

Weighted average common shares outstanding - basic				36,737,276				36,534,505
Weighted average common shares outstanding - diluted				37,076,840				36,808,767

(1) Based on an interest in our operating partnership of 74.72% and 74.76% for the three months ended March 31, 2012 and 2011, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Income (Loss) to ATCF:

	For the three months ended March 31, 2012				For the three months ended March 31, 2011
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net income (loss)	$(3,120)	$—	$—	$(3,120)	$(3,285)	$—	$—	$(3,285)
Income tax (benefit) provision	43	—	—	43	96	—	—	96
Noncontrolling interests - unitholders in the Operating Partnership	(1,041)	—	—	(1,041)	(1,076)	—	—	(1,076)
Depreciation and amortization	3,510	2,540	—	6,050	3,393	2,529	668	6,590
Amortization of loan costs	160	81	—	241	202	76	29	307
Non-cash compensation expense	648	—	—	648	369	—	—	369
Straight-line rent adjustments	(267)	(18)	—	(285)	(63)	(92)	(136)	(291)
Adjustments to reflect the fair market value of rent	8	(248)	—	(240)	2	(237)	18	(217)
ATCF before income taxes	$(59)	$2,355	$—	$2,296	$(362)	$2,276	$579	$2,493

TPGI share of ATCF before income taxes (1)	$(44)	$1,760	$—	$1,716	$(271)	$1,701	$433	$1,863
TPGI income tax expense-current	(17)	—	—	(17)	(46)	—	—	(46)
TPGI share of ATCF	$(61)	$1,760	$—	$1,699	$(317)	$1,701	$433	$1,817

ATCF per share - basic				$0.05				$0.05
ATCF per share - diluted				$0.05				$0.05

Weighted average common shares outstanding - basic				36,737,276				36,534,505
Weighted average common shares outstanding - diluted				37,076,840				36,808,767

(1) Based on an interest in our operating partnership of 74.72% and 74.76% for the three months ended March 31, 2012 and 2011, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Three months ended March 31, 2012	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$436	$78	$65	$68	$647
Unconsolidated real estate entities	2,119	349	1,046	1,155	4,669
Managed properties	480	60	311	80	931
Total investment advisory, management, leasing and development services revenue	$3,035	$487	$1,422	$1,303	6,247
Investment advisory, management, leasing and development services expenses					(2,994)
Net investment advisory, management, leasing and development services income					$3,253

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$6,247
Elimination of intercompany fee revenues					(1,214)
Investment advisory, management, leasing and development services revenue, as reported					$5,033

Three months ended March 31, 2011
Source of revenues:
Consolidated real estate entities	$418	$52	$145	$68	$683
Unconsolidated real estate entities	2,384	175	1,390	1,364	5,313
Managed properties	378	363	8	63	812
Total investment advisory, management, leasing and development services revenue	$3,180	$590	$1,543	$1,495	6,808
Investment advisory, management, leasing and development services expenses					(3,029)
Net investment advisory, management, leasing and development services income					$3,779

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$6,808
Elimination of intercompany fee revenues					(1,336)
Investment advisory, management, leasing and development services revenue, as reported					$5,472

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA
Our Operating Properties

		As of March 31, 2012			TPGI Share (1) (in thousands except square footage)
	Location	Rentable Square Feet (2)	Percent Leased	TPGI Percentage Interest	Rentable Square Feet	Trailing Twelve Months Ended March 31, 2012 Adjusted Historical NOI - Cash Basis (3)	Current Annualized NOI (4)	Pro-Forma Annualized NOI at 95% Occupancy (5)	Currently Committed Leasing Capital Costs (6)	Estimated Incremental Leasing Capital Costs (6)	Net Current Assets	Encumbrances at March 31, 2012
Consolidated Operating Properties:
One Commerce Square (7)	Philadelphia, PA	942,866	95.7%	100.0%	942,866	$12,637	$16,283	$16,171	$(709)	$—	$—	$132,490
Two Commerce Square (7)	Philadelphia, PA	953,276	77.5	100.0	953,276	12,422	9,769	12,607	(722)	(9,181)	—	109,809
Four Points Centre	Austin, TX	193,862	31.5	100.0	193,862	(260)	(154)	1,816	(98)	(5,909)	—	24,196	(8)
Subtotal Consolidated Operating Properties		2,090,004	81.4		2,090,004	24,799	25,898	30,594	(1,529)	(15,090)	—	266,495

Joint Venture Operating Properties:
2121 Market Street	Philadelphia, PA	154,959	99.1	50.0	77,480	1,350	1,657	1,588	—	—	(149)	8,858

TPG/CalSTRS Joint Venture:
City National Plaza	Los Angeles, CA	2,496,084	86.1	7.9	198,127	3,282	3,862	4,269	(607)	(1,238)	(442)	29,349
Reflections I	Reston, VA	123,546	—	25.0	30,887	(154)	(116)	655	—	(1,978)	39	5,214
Reflections II	Reston, VA	64,253	100.0	25.0	16,063	354	323	307	—	—	185	2,172
San Felipe Plaza	Houston, TX	980,472	84.5	25.0	245,118	2,877	3,545	4,073	(153)	(1,029)	(463)	27,500
CityWestPlace	Houston, TX	1,473,020	99.0	25.0	368,255	5,532	6,354	6,097	(68)	—	444	53,783
Fair Oaks Plaza	Fairfax, VA	179,688	86.6	25.0	44,922	730	728	815	(3)	(170)	(100)	11,075
Subtotal TPG/CalSTRS Joint Venture		5,317,063	87.6		903,372	12,621	14,696	16,216	(831)	(4,415)	(337)	129,093
Austin Portfolio:
Frost Bank Tower	Austin, TX	535,078	94.7	6.3	33,442	767	858	861	(4)	(6)	(166)	9,375
300 West 6th Street	Austin, TX	454,225	84.7	6.3	28,389	452	631	710	(367)	(175)	37	7,938
San Jacinto Center	Austin, TX	410,248	81.1	6.3	25,641	312	474	563	(13)	(214)	(113)	6,313
One Congress Plaza	Austin, TX	518,385	89.6	6.3	32,399	553	602	644	(97)	(104)	(271)	8,001
One American Center	Austin, TX	503,951	65.6	6.3	31,497	271	236	449	(107)	(555)	(107)	7,500
Stonebridge Plaza II	Austin, TX	192,864	90.2	6.3	12,054	157	172	182	(113)	(17)	(62)	2,344
Research Park Plaza I and II	Austin, TX	271,882	95.5	6.3	16,993	334	338	336	—	—	(21)	3,219
Westech 360 I-IV	Austin, TX	175,529	67.5	6.3	10,971	54	84	126	(17)	(84)	(35)	7,811	(9)
Park Centre	Austin, TX	203,193	81.6	6.3	12,700	74	71	95	(30)	(48)	(34)	—	(9)
Great Hills Plaza	Austin, TX	139,252	79.2	6.3	8,703	54	76	94	(9)	(37)	(38)	—	(9)
Subtotal Austin Portfolio		3,404,607	83.7		212,789	3,028	3,542	4,060	(757)	(1,240)	(810)	52,501
Total / Average		10,966,633	85.3%		3,283,645	$41,798	$45,793	$52,458	$(3,117)	$(20,745)	$(1,296)	$456,947
Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Footnotes to Portfolio Data on previous page:

(1)	TPGI share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property.

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail).

(3)	Adjusted historical net operating income - cash basis represents the sum of (in thousands):

	Twelve Months Ended December 31, 2011	Less Three Months Ended March 31, 2011	Plus Three Months Ended March 31, 2012	Trailing Twelve Months Ended March 31, 2012
Rental, tenant reimbursements, and parking and other revenue	$90,532	$(23,086)	$22,972	$90,418
Property operating and maintenance expenses and real estate taxes	(48,954)	12,354	(12,618)	(49,218)
Pro-Rata Net Operating Income	41,578	(10,732)	10,354	41,200
Adjustments:
Straight line and other GAAP rent adjustments	(1,386)	390	(525)	(1,521)
Free rent granted and termination fees earned for the period	1,171	(248)	721	1,644
Net operating loss from development properties	1,889	(609)	643	1,923
Elimination of intercompany revenues and expenses	(1,424)	502	(510)	(1,432)
Other (revenue)/expenses	(2)	28	(42)	(16)
Adjusted Historical Net Operating Income - Cash Basis	$41,826	$(10,669)	$10,641	$41,798

Adjustments related to discontinued operations sold and no longer reported on portfolio data:
Straight line and other GAAP rent adjustments	$(186)
Elimination of intercompany revenues and expenses	(94)
Free rent granted and termination fees for the period	113
Net operating income from discontinued operations	1,036
Total adjustments	$869
Adjusted Historical Net Operating Income - Cash Basis as Reported	$42,695

(4)
Current annualized net operating income represents the sum of i) pro-rata net operating income for the month of April 2012, annualized; and ii) the annual straight-line rent adjustment for existing leases which were in place as of March 31, 2012, calculated as if the leases began on March 31, 2012.

(5)
For properties that are less than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) an upward adjustment to net operating income based on current market rent to achieve 95% occupancy.  For properties that are more than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) a downward adjustment to net operating income based on average in place rent to achieve 95% occupancy.

(6)
Currently committed leasing capital costs represent existing contractual obligations for tenant improvement and leasing commission costs for leases in place as of March 31, 2012. Estimated incremental leasing capital costs represents capital expenditures, including tenant improvements and leasing commissions, expected to be spent to achieve 95% occupancy.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

(7)
Brandywine Realty Trust ("BDN") has a preferred equity position in the partnerships that own Commerce Square. BDN will contribute a total of $25.0 million in the form of preferred equity to the partnerships, of which $6.5 million has been contributed as of March 31, 2012, with the balance to be contributed by December 31, 2012. The preferred equity, which earns a preferred return of 9.25%, will be invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square. The preferred equity balances as of March 31, 2012, including accrued preferred return, of $4.4 million and $2.8 million have been added to the encumbrances of each of One Commerce Square and Two Commerce Square, respectively.

(8)	An additional $6.5 million may be borrowed under this loan.

(9)
Our Austin Portfolio bank term loan is secured by three of our Austin, Texas properties on a first mortgage basis and seven of our remaining Austin properties provide secondary equity pledges. Our pro-rata share of the obligation is $7.8 million, which is reflected entirely on the Westech 360 I-IV line. See footnote 2 on page 22 for discussions of the senior priority financing, which is senior to this term loan.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Same Property NOI is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We present this financial measure under the pro-rata consolidation method to provide supplemental information helpful to an understanding of the results of operations of our operating properties. Same Property NOI does not reflect the consolidated operations of the company, nor is it indicative of funds available to fund our cash needs. Same Property NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Same Property Net Operating Income (NOI) Comparison

	As of and for the three months ended March 31,
		TPGI Share
		(in thousands except square footage)
			NOI - Cash			NOI - GAAP			Percent Leased
	Number of Properties	Rentable Square Feet	2012	2011	Percentage Change	2012	2011	Percentage Change	2012	2011	Percentage Change
Same Properties:
Consolidated Operating Properties	3	2,090,004	$5,790	$6,213	(6.8)%	$6,046	$6,271	(3.6)%	81.4%	81.1%	0.3%
Joint Venture Operating Properties	17	8,876,629	4,130	4,208	(1.9)	4,399	4,540	(3.1)	86.3	88.0	(1.7)
Total/Average	20	10,966,633	$9,920	$10,421	(4.8)%	$10,445	$10,811	(3.4)%	85.3%	86.6%	(1.3)%

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Reconciliation of Same Property NOI - Cash and NOI- GAAP to Pro-Rata NOI (in thousands):

	Three months ended March 31,
	2012	2011
Rental, tenant reimbursements, and parking and other revenue	$22,972	$23,086
Property operating and maintenance expenses and real estate taxes	(12,618)	(12,354)
Pro-Rata NOI	10,354	10,732

Adjustments:
Straight line and other GAAP rent adjustments	(525)	(390)
Net operating loss from development properties	643	609
Elimination of intercompany revenues and expenses	(510)	(502)
Other (revenue)/expenses	(42)	(28)
Same Property NOI - Cash	9,920	10,421
Straight line and other GAAP rent adjustments	525	390
Same Property NOI - GAAP	$10,445	$10,811

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Expirations
The following table presents a summary of lease expirations for our portfolio for leases in place at March 31, 2012, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI Share of Consolidated and Unconsolidated Properties' Lease Expirations
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration
Vacant	529,677	16.1%	$—	$—
2012	154,784	4.7	17.81	18.31
2013	276,959	8.4	17.69	18.12
2014	301,549	9.2	16.04	16.95
2015	471,572	14.4	16.73	18.05
2016	141,502	4.3	15.77	20.16
2017	376,165	11.5	15.10	17.92
2018	112,947	3.4	16.63	22.00
2019	76,661	2.3	16.49	20.60
2020	390,137	11.9	13.03	21.84
2021	252,433	7.7	14.87	19.54
Thereafter	199,256	6.1	12.70	20.97
Total/Weighted Average	3,283,642	100.0%	$15.55	$19.16

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Activity

	TPGI Share
	For the Three Months Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Retention (square feet):
Retained tenants	10,401	104,131	13,842	43,100
Leases expired	24,709	148,700	25,716	63,141
Retention %	42.1%	70.0%	53.8%	68.3%

All Leases Signed (square feet)	39,258	132,270	50,414	92,032
Weighted Average Lease Term (years):	6.4	8.0	6.1	8.0
Weighted Average Free Rent Term (months):	3.8	3.2	2.8	7.8
Total Capital Costs Committed (per square foot per lease year) (1):
New leases	$6.69	$7.12	$7.01	$4.55
Renewals	$4.08	$3.83	$2.77	$2.13
Combined	$6.06	$6.97	$6.16	$2.59
Quarterly Leasing Spread:
New leases	23,260	76,757	23,811	22,937
Renewals	8,504	8,681	11,892	63,771
Total Leases Subject to Comparison (square feet)	31,764	85,438	35,703	86,708

New Leases/Expansions:
Expiring Cash Rental Rate	$16.97	$10.54	$14.32	$18.26
Initial Cash Rental Rate	$18.60	$15.42	$21.27	$16.51
Increase (decrease) %	9.6%	46.3%	48.5%	(9.6)%

Expiring GAAP Rental Rate	$16.11	$9.89	$13.25	$17.40
New GAAP Rental Rate	$21.28	$12.75	$21.62	$18.43
Increase (decrease) %	32.1%	28.9%	63.2%	5.9%

Renewals of Existing Leased Space:
Expiring Cash Rental Rate	$15.71	$25.46	$16.74	$15.00
Initial Cash Rental Rate	$20.71	$27.18	$17.72	$14.04
Increase (decrease) %	31.8%	6.8%	5.9%	(6.4)%

Expiring GAAP Rental Rate	$14.15	$19.10	$16.01	$13.68
New GAAP Rental Rate	$24.23	$16.96	$17.80	$19.20
Increase (decrease) %	71.2%	(11.2)%	11.2%	40.4%

Combined:
Expiring Cash Rental Rate	$16.64	$12.06	$15.21	$15.83
Initial Cash Rental Rate	$19.17	$16.61	$20.09	$14.70
Increase (decrease) %	15.2%	37.7%	32.1%	(7.1)%

Expiring GAAP Rental Rate	$15.59	$10.82	$14.27	$14.63
New GAAP Rental Rate	$22.07	$13.18	$20.35	$19.00
Increase (decrease) %	41.6%	21.8%	42.6%	29.9%
(1) Includes tenant improvements and leasing commissions.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
 ($ in thousands except for average amounts)
Our Development Properties

					Actual/Projected Entitlements			TPGI Share as of March 31, 2012
	Location	TPGI Percentage Interest	Number of Acres	Potential Property Types	Square Feet	Units	Status of Entitlements	Costs Incurred to Date	Average Cost Per Square Foot		Loan Balance
Pre-Development
Campus El Segundo	El Segundo, CA	100%	23.9	Office/ Retail/ R&D/ Hotel	1,700,000		Entitled	$57,177	$33.63		$14,500
Four Points Centre	Austin, TX	100	252.5	Office/ Retail/ R&D/ Hotel	1,680,000		Entitled	18,227	10.85		—
2100 JFK Boulevard	Philadelphia, PA	100	0.7	Office/ Retail/ R&D/ Hotel	366,000		Entitled	4,928	13.46		—
CityWestPlace land	Houston, TX	25	25.0	Office/ Retail/ Residential	1,500,000		Entitled	5,336	14.23	(1)	—
					5,246,000			$85,668	$19.38		$14,500
Fee Services
Universal Village (2)	Los Angeles, CA	NA	124.0	Residential/ Retail	180,000	2,937	Pending
					5,426,000	2,937

Condominium Units Held for Sale				As of March 31, 2012
	Location	TPGI Percentage Interest (3)	Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (4)	Total Square Feet Remaining To Be Sold	List Price Per Square Foot to Be Sold (5)	Book Carrying Value	Loan Balance (6)
Murano	Philadelphia, PA	73%	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units	237	265,377	$515	65	85,948	$571 to $1,747	$44,657	$15,091

(1)	Average cost per square foot on City West Place land is based on total costs incurred to date of $21.3 million, including TPGI's share of $5.3 million.

(2)
We have been engaged by NBC Universal to entitle and master plan their Universal Studios Hollywood backlot on which we have a right of first offer (ROFO) to develop approximately 124 acres for residential and related retail and community-serving uses.

(3)	After full repayment of the Murano construction loan, which has a balance of $15.1 million at March 31, 2012, net proceeds from the project will be distributed, to the extent available, as follows:

i.	First, to TPGI as repayment of our first priority capital and a return on such capital, which has a balance of $13.0 million as of March 31, 2012;

ii.	Second, to TPGI and our partner equally for repayment of second priority capital and a return on such capital. TPGI's share of this tranche is $1.5 million as of March 31, 2012;

iii.	Third, the next $3.0 million to be split equally between TPGI and our partner;

iv.	Fourth, to TPGI for repayment of our original preferred equity contribution and a return on such capital, which has a balance of $28.2 million as of March 31, 2012;

v.	Fifth, the next $3.0 million to be split equally between TPGI and our partner; and

vi.	Sixth, to TPGI for repayment of the final half of the original preferred equity contribution, which has a balance of $8.2 million as of March 31, 2012; and

vii.	Any residual amounts will be allocated to TPGI and our partner 73% and 27%, respectively.

(4)	Of the 65 units remaining to sell as of March 31, 2012, 61 units are on high-rise floors with superior views. Subsequent to March 31, 2012 we have sold one additional unit.

(5)	The average list price per square foot is $818.

(6)	Subsequent to March 31, 2012, we received funds from settlements which reduced the loan balance to $14.3 million .

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Our Managed Properties

We provide leasing, asset and/or property management services on behalf of third parties for the following properties:

Managed Properties	Location	Rentable Square Feet	Percent Leased	Managed by TPG Since
800 South Hope Street	Los Angeles, CA	242,176	98.5%	2000
CalEPA Headquarters	Sacramento, CA	950,939	100.0	2000
1835 Market Street	Philadelphia, PA	686,503	86.3	2002
816 Congress	Austin, TX	433,024	71.4	2011
Austin Centre	Austin, TX	360,058	73.0	2011
Total/Weighted Average		2,672,700	88.1%

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY
(in thousands)

	As of March 31, 2012
Mortgages and Other Loans	Interest Rate	Principal Amount	TPGI Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options
2012 Maturity Date at End of Extension Options
Research Park Plaza I and II	1.6%	$51,500	$3,219	6/9/2012	6/9/2012
Stonebridge Plaza II	1.4	37,500	2,344	6/9/2012	6/9/2012
City National Plaza - note payable to former partner	5.8	19,758	1,568	7/1/2012	7/1/2012
Subtotal - 2012 maturities		108,758	7,131
2013 Maturity Date at End of Extension Options
Two Commerce Square	6.3	106,987	106,987	5/9/2013	5/9/2013
Murano mortgage loan (1)	4.0	15,091	15,091	12/15/2013	12/15/2013
Subtotal - 2013 maturities		122,078	122,078
2014 Maturity Date at End of Extension Options
Austin Portfolio bank term loan (2)	6.0	124,972	7,811	6/1/2013	6/1/2014
Campus El Segundo (3)	4.0	14,500	14,500	10/31/2012	10/31/2014
Four Points Centre (4)	3.8	24,196	24,196	7/31/2012	7/31/2014
Subtotal - 2014 maturities		163,668	46,507
2015 and Thereafter- Maturity Date at End of Extension Options
Reflections I	5.2	20,854	5,214	4/1/2015	4/1/2015
Reflections II	5.2	8,687	2,172	4/1/2015	4/1/2015
One Commerce Square	5.7	128,113	128,113	1/6/2016	1/6/2016
CityWestPlace (Buildings I & II)	6.2	120,132	30,033	7/6/2016	7/6/2016
Fair Oaks Plaza	5.5	44,300	11,075	2/9/2017	2/9/2017
Frost Bank Tower	6.1	150,000	9,375	6/11/2017	6/11/2017
One Congress Plaza	6.1	128,000	8,001	6/11/2017	6/11/2017
300 West 6th Street	6.0	127,000	7,938	6/11/2017	6/11/2017
One American Center	6.0	120,000	7,500	6/11/2017	6/11/2017
San Jacinto Center	6.0	101,000	6,313	6/11/2017	6/11/2017
San Felipe Plaza	4.8	110,000	27,500	12/1/2018	12/1/2018
CityWestPlace (Buildings III & IV)	5.0	95,000	23,750	3/5/2020	3/5/2020
City National Plaza - senior mortgage loan	5.9	350,000	27,781	7/1/2020	7/1/2020
2121 Market Street (5)	6.1	17,715	8,858	8/1/2033	8/1/2033
Subtotal - 2015 and thereafter maturities		1,520,801	303,623
Total		$1,915,305	$479,339
Weighted average interest rate at March 31, 2012	5.6%
Footnotes on following page

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY - CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)
The loan bears interest at the one-month LIBOR plus 3.75% and matures on December 15, 2013. On each June 30th and December 31st through and including June 30, 2013, the loan is subject to a maximum balance. On June 30, 2012, the next amortization date, we will be required to make a rebalancing payment if the outstanding principal amount exceeds $12.9 million. TPG gave the lender a limited guaranty which (i) guarantees repayment of the loan in the event of certain bankruptcy events affecting the borrower, (ii) guarantees payment of the lender's damages from customary “bad boy” actions of the borrower or TPG (such as fraud,  physical waste of the property, misappropriation of funds and similar bad acts); and (iii) guarantees payment of the amount, if any, by which the loan balance at the time exceeds 80% of the bulk sale value of the collateral upon an acceleration of the loan triggered by a borrower default.

(2)
We and our partners in the Austin Portfolio funded $60 million of senior priority financing, which together with accrued interest has a balance of $77.1 million as of March 31, 2012, and is senior to the Austin Portfolio bank loan. Our share of the funding and accrued interest was $4.8 million, and is accounted for as equity.

(3)
The loan has two one-year extension options remaining, subject to our compliance with certain covenants, with a final maturity date of October 31, 2014 if all extension options are exercised. A payment of up to $2.5 million is due at the time of each extension in order that the loan balance not exceed $12.0 million and $9.5 million at October 31, 2013 and October 31, 2014, respectively. The lender approved the first extension option which extended the loan to October 31, 2012, and in the fourth quarter of 2011, we made a $2.5 million payment related to the first extension option to reduce the principal balance. We have guaranteed this loan.

(4)
The loan has two one-year extension options at our election subject to certain conditions. As of March 31, 2012, $6.5 million is available to be drawn to fund tenant improvement costs and certain other project costs related to two office buildings. The first option to extend is subject to a 75% loan-to-value ratio and a minimum debt yield, among other things. The second option to extend is subject to a 75% loan-to-value ratio, executed leases representing at least 90% of the net rentable area, and a minimum debt yield, among other things. As required by the lender, we made a $2.0 million principal reduction due to the office buildings being less than 35% leased as of June 30, 2011. We have guaranteed completion of the tenant improvements and 46.5% of the balance of the outstanding principal balance and interest payable on the loan, which results in a maximum guarantee amount of $11.3 million as of March 31, 2012. Upon the occurrence of certain events, our maximum liability as guarantor will be reduced to 31.5% of all sums payable under this loan, and upon the occurrence of further events, our maximum liability as guarantor will be reduced to 25% of all sums payable under the loan. We have agreed to certain financial covenants on this loan as the guarantor, which we were in compliance with as of March 31, 2012. We have also provided additional collateral of approximately 62.4 acres of fully entitled unimproved land which is immediately adjacent to the office buildings.

(5)	The loan is guaranteed by our operating partnership and our co-general partner in the partnership that owns 2121 Market Street, up to a maximum amount of $3.3 million.

Thomas Properties Group, Inc.
Supplemental Financial Information
CAPITAL STRUCTURE
(in thousands, except share data)
The following is the capital structure of TPGI as of March 31, 2012:

Debt		Aggregate Principal
Mortgage and other secured loans		$288,887
Company share of unconsolidated debt		190,403
Total combined debt		$479,290

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	37,294,994	$171,184
Operating partnership units (2)	12,673,265	58,170
Total common equity	49,968,259	$229,354
Total consolidated market capitalization		$518,241
Total combined market capitalization (3)		$708,644

(1)	Based on the closing price of $4.59 per share of TPGI common stock on March 31, 2012.

(2)	Includes operating partnership units and incentive units as of March 31, 2012.

(3)	Includes TPGI's share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.
Supplemental Financial Information
OTHER INFORMATION
Principal Corporate Office
Thomas Properties Group, Inc.
515 South Flower Street
Sixth Floor
Los Angeles, CA 90071
Phone: (213) 613-1900
Fax: (213) 633-4760
www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43078
515 South Flower Street	Providence, RI 02940-3078
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com
Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo	Co-Chief Operating Officer and Director
Paul S. Rutter	Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director